stock certificate cusip 529771 10 7

lexmark international, inc. this corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
TEN COM — as tenants in commn UNIF GIFT MIN ACT — Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) as joint tenants with right of survivorship and not as JT TEN — tenants in common under Uniform Transfers to Minors Act (State) UNIF GIFT MIN ACT — Custodian (until age ) — (Cust) under Uniform Transfers to Minors Act (State) additional abbreviations may also be used though not in the above list. for value received hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE) shares of capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises. dated: 20 Signature: Signature: Notice: the signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. signature(s) guaranteed: medaliion guarantee stamp the signature(s) should be guaranteed by an eligible guarantor istitution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to s.e.c. rule 17Ad-15. SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.